As filed with the Securities and Exchange Commission on September 7, 2005

Registration No. 333-125204

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6036 (Primary Standard Industrial Classification Code Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680
Houston, Texas 77042
(713) 339-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Russell McCann
Chief Financial Officer
Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
(713) 339-8900
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

John R. Brantley
Bracewell & Giuliani LLP
South Tower Pennzoil Place
711 Louisiana Street, Suite 2300
Houston, Texas 77002
(713) 223-2300

     Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (Registration No. 333-125204) (the “Registration Statement), Franklin Bank Corp., a Delaware corporation (“Franklin”), hereby deregisters 61,302 shares of common stock, $0.01 par value per share (“Common Stock”), heretofore registered.

     The shares of Common Stock being deregistered represent the sum of (i) fractional interests in shares of Common Stock for which cash settlement was made as described in the Registration Statement, and (ii) shares of Common Stock not required to be issued pursuant to the formula contained in the Agreement and Plan of Merger by and among Franklin, Franklin Bank S.S.B., and Elgin Bank of Texas, dated as of January 26, 2005, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas on the 7th day of September, 2005.

FRANKLIN BANK CORP. (registrant)
/s/ Anthony J. Nocella
Anthony J. Nocella
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Lewis S. Ranieri	Chairman of the Board	September 7, 2005

/s/ Anthony J. Nocella Anthony J. Nocella	President, Chief Executive Officer and Director	September 7, 2005

* Lawrence Chimerine	Director	September 7, 2005

* David M. Golush	Director	September 7, 2005

* James A. Howard	Director	September 7, 2005

* Alan E. Master	Director	September 7, 2005

/s/ Russell McCann Russell McCann	Chief Financial Officer and Treasurer	September 7, 2005

* Robert A. Perro	Director	September 7, 2005

* William B. Rhodes	Director	September 7, 2005

* John B. Selman	Director	September 7, 2005

*By: /s/ Anthony J. Nocella

Anthony J. Nocella Attorney-in-Fact